Exhibit 10.5

Execution Version

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this January 25, 2017, among JACKSON INVESTMENT GROUP, LLC, a Georgia limited liability company, as purchaser and holder of the Subordinated Note (as defined below) and as secured party under the Subordinated Security Documents (as defined below) (“Subordinated Lender”), STAFFING 360 SOLUTIONS, INC., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party hereto and MIDCAP FUNDING X TRUST, a Delaware statutory trust and successor by assignment from MidCap Financial Trust, as Agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined) (acting in such capacity, “Agent”), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the “Lenders,” and collectively with the Agent, the “Senior Lenders”). Reference in this Agreement to “Subordinated Lender”, “Subordinated Lenders”, “each Subordinated Lender” or otherwise with respect to any one or more of the Subordinated Lenders shall mean each and every person included from time to time in the term “Subordinated Lender” and any one or more of the Subordinated Lenders, jointly and severally, unless a specific Subordinated Lender is expressly identified.

RECITALS

A. PEOPLESERVE, INC., MONROE STAFFING SERVICES, LLC, PEOPLESERVE PRS, INC., FARO RECRUITMENT AMERICA, INC., LIGHTHOUSE PLACEMENT SERVICES, INC. and any additional borrower that may hereafter be added to the Senior Loan Agreement (as hereinafter defined) (collectively, “Borrowers”), Parent, Agent and Senior Lenders have entered into a Credit and Security Agreement dated as of April 8, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have made certain loans and financial accommodations to Borrowers and the other Credit Parties (as hereafter defined). Parent has guaranteed the obligations of Borrowers pursuant to that certain Payment Guaranty dated April 8, 2015 (the “Parent Guaranty”). All of Borrower’s obligations to Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrowers and Parent

B. Borrowers, Parent and any other Credit Party (as defined in the Senior Loan Agreement) may each be referred to herein as a “Credit Party” and collectively as “Credit Parties”. All collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

C. Subordinated Lender has made a $7,400,000 subordinated secured investment in Parent pursuant to the Subordinated Note Documents (as defined below), the repayment of which is guaranteed and secured by Credit Parties and their assets pursuant to the Subordinated Note Documents.

D. Pursuant to the terms of the Senior Loan Agreement, Agent and Senior Lenders require the execution and delivery of this Agreement by Subordinated Lender and Parent in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Lender under the Senior Loan Documents and the Subordinated Debt Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” has the meaning set forth in the preamble hereto; provided, that upon the consummation of any Permitted Refinancing, the Agent shall be the “Agent” or “Administrative Agent” (or like term) as specified in the applicable Permitted Refinancing Senior Loan Documents.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” shall mean any property or assets (whether real or personal and whether now existing or hereafter acquired or arising) of any Credit Party or subsidiary thereof that is now or hereafter subject to any lien, mortgage, security interest or other encumbrance granted in favor of the Senior Lenders or the Subordinated Lender, respectively, to secure the obligations of the Credit Parties or their subsidiaries to Senior Lenders under the Senior Loan Documents or the Subordinated Debt Documents.

“Conversion Shares” shall mean any shares of the common stock of the Parent issuable in connection with any conversion, exchange, transfer or other transaction involving the Subordinated Debt, including any Warrant Exercise Shares, Commitment Fee Shares or Interest Conversion Shares (each as defined in the Subordinated Note Agreement).

“DIP Financing” shall mean debtor-in-possession financing provided by or consented to any one or more of the Senior Lenders in a Proceeding described in Section 2.10(b).

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person. Notwithstanding the foregoing, (a) any Subordinated Debt Conversion (including the issuance of any Interest Conversion Shares as defined in the Subordinated Note in lieu of cash interest), any non-cash payment in kind in respect of any interest on the Subordinated Debt, (b) any issuance of the Warrant or any shares of common stock of Parent upon any exercise of the Warrant, and (c) any issuance of the Commitment Fee Shares as defined in the Subordinated Note Agreement, in each case, shall not be considered a Distribution for purposes of this Agreement.

“Enforcement Action” shall mean (a) to take from or for the account of any Credit Party or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party or any such guarantor with respect to the Subordinated Debt; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, or (ii) commence judicial enforcement of any of the rights and remedies with respect to the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, including, without limitation, any judicial proceedings under the Subordinated Debt Documents to obtain possession of any premises leased; (c) to accelerate the Subordinated Debt; (d) to exercise any put option or to cause any Credit Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or any such guarantor; (f) to exercise any self-help remedies available to Subordinated Lender in its capacity as a landlord under a lease which constitutes a portion of the Subordinated Debt Documents; or (g) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Collateral or other property or assets of any Credit Party or any such guarantor including the Collateral.

“Paid in Full” or “Payment in Full” shall mean, with respect to the Senior Loans, the payment in full in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than Unasserted Contingent Indemnification Obligations), and the termination of all obligations of Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

“Permitted Enforcement Actions” means the following Enforcement Actions: (a) any Enforcement Actions (i) to prevent its claims under Subordinated Debt Documents or with respect to the Subordinated Debt from being time-barred in a Proceeding (including, without limitation, voting claims or filing proofs of claim subject to the other provisions of this Agreement) or otherwise barred by the applicable statute of limitations or otherwise; or (ii) to preserve the perfection of its security interest in the Collateral and its rights to receive any surplus from the disposition of the Collateral; (b) the filing of any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor; and (c) actions to seek and obtain specific performance or injunctive relief to compel the Borrowers to comply with (or not violate or breach) any obligations under any Subordinated Note Debt Document; and (d) actions to seek and obtain specific performance or injunctive relief to compel the Borrowers to comply with (or not violate or breach) any obligations under relating to the Warrant, the Warrant Agreement, or in respect of the Commitment Fee Shares or the Interest Conversion Shares (as defined in the Subordinated Note Agreement on the date hereof), including the issuance or registration of any shares of common stock issuable on exercise of the Warrant, any Commitment Fee Shares or any Interest Conversion Shares, or relating to any registration, indemnity or other rights with respect thereto, including without limitation, the enforcement of any rights under Section 7.14 (Registration Rights; Indemnification) of the Subordinated Note Agreement; provided that any such Enforcement Action under the immediately preceding clauses (a) through (d), inclusive, is not accompanied by (x) any action respect of the Collateral or that is adverse to the interests of the Senior Lenders in, or the enforcement of Senior Lenders’ Liens in, the Collateral or (y) a claim for monetary damages, collection action or other payment with respect to the Subordinated Debt; provided, further, that the parties agree that except for the Enforcement Actions expressly described above, no Enforcement Actions (including, without limitation, any Enforcement Actions ancillary to the Permitted Enforcement Actions) are intended to or should be implied to be included among Permitted Enforcement Actions.

“Permitted Refinancing” means any refinancing or replacement of the Senior Loans under the then existing Senior Loan Documents provided that the financing documentation entered into by the Borrowers in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Loan Documents.

“Permitted Refinancing Senior Loan Documents” shall mean any financing documentation which replaces the then existing Senior Loan Documents and pursuant to which the Senior Loans under the then existing Senior Loan Documents are refinanced or replaced, as such documentation may be amended, restated, amended and restated , supplemented or otherwise modified from time to time in compliance with this Agreement but specifically excluding any such financing documentation to the extent it contains, either initially or by amendment or other modification, any material terms or conditions other than those which (a) exist in the then existing Senior Loan Documents, (b) could be included in the then existing Senior Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement or (c) are otherwise approved in writing by the Subordinated Lender (such approval not to be unreasonably withheld or delayed).

“Permitted Subordinated Debt Payments” means payments of regularly scheduled payments of principal and interest on the Subordinated Debt, in each case due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents in effect as of the date hereof.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Debt Cap” with respect to the Senior Loans, means the aggregate principal amount of the following (all as determined exclusive of all interest, fees (including attorneys’ fees) and expenses, amounts (including, without limitation, attorneys’ fees and fees, expenses and obligations in respect of returned items and overdrafts or reversed payment orders, and fees and expenses in respect of cash management and treasury management services in line with the customary fees and expenses of a third-party provider of such services or, if Agent or an affiliate of Agent is the provider, in line with the reasonable and customary fees and expenses of such provider) expended by Agent or Senior Lenders and remitted to Persons other than the Credit Parties to enforce its rights and remedies in respect of the Collateral, the Senior Loans, or both, and all indemnity obligations): (i) $ 30,000,000, plus (ii) during a Proceeding of any Credit Party, incremental principal amount not to exceed (if funded pursuant to a DIP Financing) to 15% of the sum of the aggregate principal amount funded and outstanding under the immediately preceding clause (i) as of the day immediately preceding the commencement of such Proceeding, minus (iii) the amount of all payments of principal of (x) all term loans and (z) revolving loan obligations under the Senior Credit Agreement that result in a permanent reduction of the revolving credit commitments under the Senior Credit Agreement (other than (A) payments of such revolving loan obligations in connection with a refinancing thereof, including any Permitted Refinancing, and (B) any commitment reduction occurring as a result of a default under the Senior Loan Documents that does not constitute a permanent commitment reduction).

“Senior Default Notice” has the meaning set forth in Section 2.2 (Subordinated Debt Payment Restrictions).

“Senior Loans” shall mean the loans and other extensions of credit, the aggregate principal of which do not at any time exceed the Senior Debt Cap, made by the Senior Lenders to the Credit Parties pursuant to the Senior Loan Documents, together with all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Senior Lenders under the Senior Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable pursuant to the Senior Loan Documents, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof to the extent such amendments, modifications, renewals or extensions are not in violation of Section 3.1 or in case of any increases in principal in excess of the Senior Debt Cap, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Loan Documents” shall mean (a) the Senior Loan Agreement, the Parent Guaranty, together with any promissory note or other instruments evidencing or securing the Senior Loans or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement and Parent Guaranty) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan (as any of the same may be amended, restated, supplemented or otherwise modified from time to time) and (b) after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Loan Documents; provided, however, that in no event shall the aggregate outstanding principal amount due under the Senior Loans exceed the Senior Debt Cap without the prior written consent of the Subordinated Lender.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Subordinated Lender, evidenced by or incurred with respect to the Subordinated Debt Documents or whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims (excluding, (x) indemnification rights arising in Subordinated Lender’s capacity as a shareholder, officer, director, member and/or partner of any Credit Party and any right of Subordinated Lender arising solely in Subordinated Lender’s capacity as a common stock shareholder to a return being provided on a pro rata basis to all shareholders of any capital contributed to any Credit Party and (y) any non-cash obligations or non-cash liabilities of any Credit Party under or in respect of the Warrant, the Warrant Agreement, the Interest Conversion Shares, the Commitment Fee Shares, or relating to any registration, indemnity or other rights with respect thereto, including without limitation, the enforcement of any rights under Section 7.14 (Registration Rights; Indemnification) of the Subordinated Note Agreement) and indebtedness, accrued and unpaid interest and all fees, costs and expenses evidenced by or incurred with respect to the Subordinated Debt Documents, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Debt Conversion” shall mean any conversion, of the Subordinated Debt, or any portion thereof, into Conversion Shares that would not result in an Change of Control (as defined in the Senior Loan Agreement), but only so long as no cash is paid by Parent to Subordinated Lender in connection with the consummation of such conversion.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Debt Documents as in effect on the date of this Agreement.

“Subordinated Debt Default Notice” shall mean a written notice from Subordinated Lender to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Subordinated Debt Documents” shall mean the Subordinated Note, the Subordinated Note Agreement, any other promissory note, lease or other instrument evidencing the Subordinated Debt or the obligation to pay the Subordinated Debt, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt (as any of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement), excluding the Warrants and the Warrant Agreement.

“Subordinated Lender Lien” means the lien and security interest held by each Subordinated Lender in and to all or a portion of the Collateral; provided that the Subordinated Lender Lien shall only secure the Subordinated Debt.

“Subordinated Note” shall mean that certain 6% Subordinated Secured Note dated the date hereof, in the principal amount of $7, 400,000, issued by Parent to Subordinated Lender pursuant to the Subordinated Note Agreement, amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, together with any and all promissory notes at any time issued in substitution, exchange or replacement thereof.

“Subordinated Note Agreement” shall mean that Note and Warrant Purchase Agreement dated as of the date hereof among, the Parent, certain subsidiaries of the Parent and the Subordinated Lender, as any of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Unasserted Contingent Indemnification Obligations” shall mean, at any time, contingent indebtedness, duties, liabilities and obligations for indemnifications in respect of which no claim or demand for payment has been made, no notice for indemnification has been issued, or can reasonably be expected to be issued, by the indemnitee at such time; provided, however, notwithstanding the foregoing, contingent indebtedness, duties, liabilities and obligations with respect to any undrawn letters of credit issued by Senior Lenders, shall in no event be considered Unasserted Contingent Indemnification Obligations.

“Warrant” means, collectively, the common stock purchase warrant issued by Parent to Subordinated Lender pursuant to the Subordinated Note Agreement and the Warrant Agreement.

“Warrant Agreement” means Warrant Agreement dated as of the date hereof between Parent and Subordinated Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

2. Subordination.

2.1. Subordination of Subordinated Debt to Senior Loans. Each Credit Party covenants and agrees, and Subordinated Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under subsection 2.2 below or Section 2.5 with respect to the security interests securing the Subordinated Debt, all of the Senior Loan shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Lender on account of any Subordinated Debt.

2.2. Subordinated Debt Payment Restrictions. Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Debt Payments may be (a) made in cash and accepted by Subordinated Lender, but only if, at the time of such payment, no Senior Event of Default has occurred and is continuing or would be created by reason of such payment, or (b) made pursuant to any Debt Conversion or any payment in PIK non-cash interest, and notwithstanding anything to the contrary in the Senior Loan Documents, such a Subordinated Debt Conversion or payment in PIK non-cash interest, shall not be deemed to be a default or breach under the Senior Loan Documents so long as it does not result in a Change of Control (as defined in the Senior Loan Documents). For purposes of this Agreement, Subordinated Lender has shall be entitled to assume no Senior Event of Default exists and to receive and retain any Permitted Subordinated Debt Payment received by it prior to the earlier of (x) the receipt by Subordinated Lender of a written notice from Agent that a Senior Event of Default has occurred or would result therefrom (each a “Senior Default Notice”) and (y) Subordinated Lenders’ having knowledge that a Senior Event of Default has occurred or would result therefrom, and Agent shall promptly send to Subordinated Lender notice of cancellation of any Senior Default Notice previously given if the Senior Event of Default on which such notice has been based ceases to exist.

2.3. Subordinated Debt Standstill.

(a) Until the Senior Loans are Paid in Full, Subordinated Lender shall not, without the prior written consent of Agent, take any Enforcement Action (other than Permitted Enforcement Actions) with respect to all or any portion of the Subordinated Debt; provided, however, that if the only event of default under the Subordinated Debt Documents is the non-payment of the Permitted Subordinated Debt Payments by Parent, then Subordinated Lender shall not, without the prior written consent of Agent, take any Enforcement Action with respect to all or any portion of the Subordinated Debt prior to the expiration of the 30-day period beginning on the date on which Agent receives from Subordinated Lender a written notice, copies of which have been sent to Parent, stating (i) that such a default has occurred and is continuing and (ii) that Subordinated Lender intends to initiate an Enforcement Action as a result thereof. Notwithstanding the foregoing, the Subordinated Creditor may take Permitted Enforcement Actions.

(b) Without implying any limitation on the obligation of the Subordinated Lender to turn over to the Senior Lenders all payments on the Subordinated Debt, other than Permitted Subordinated Debt Payments, or on the provisions of Section 2.5 (Agreement Not to Contest; Subordination of any Liens and Security Interests; Agreement to Release any Liens), until the Senior Debt has been Paid in Full, the Subordinated Lender shall not take any Enforcement Action (other than Permitted Enforcement Actions) prior to the first to occur of:

(i) the acceleration of the Senior Debt and termination of advances under the Senior Loan Documents;

(ii) the commencement of a Proceeding, in which case the provisions of Section 2.10 (Liquidation, Dissolution, Bankruptcy) hereof shall apply; and

(iii)the passage of one hundred eighty (180) days from the delivery of a Subordinated Debt Default Notice which shall indicate the Subordinated Lender’s intention to take any such Enforcement Action if the Subordinated Default described in that notice shall not have been cured or waived within such period, provided that if a Subordinated Default which is the subject of the notice is curable and has been cured within the period provided above, the applicable notice shall be deemed automatically rescinded and shall have no further force or effect and such default may not serve as basis for a subsequent Subordinated Debt Default Notice unless the waiver, if applicable, relating to such default has expired or is no longer in effect.

(c) Without the prior written consent of Agent, Subordinated Lender may not take any Enforcement Action with respect to any Collateral, other than Permitted Enforcement Actions prior to the expiration of the 180 day-period provided for under Section 2.3(b)(iii) above, and no Enforcement Action shall be taken by the Subordinated Lender against any Collateral to the extent and for so long as the Agent or Senior Lenders have commenced and are diligently pursuing remedies against the Collateral.. Without implying any limitation on the foregoing, any collection, proceeds, payment or distribution which the Subordinated Lender receives on account of any Enforcement Action, whether or not permitted by this Section, shall be paid or delivered directly to the Senior Lenders with respect to the Senior Debt, until all Senior Debt has been Paid in Full (after giving effect to any concurrent payment to the Senior Lenders with respect to the Senior Debt). Without implying any limitation on the foregoing, any Enforcement Action, whether or not permitted by this Section 3.8, shall further be subject to the provisions of Section 2.4 (Lien Subordination Provisions).

2.4. Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or accepted by Subordinated Lender under this Agreement is made and received by Subordinated Lender, such Distribution shall not be commingled with any of the assets of Subordinated Lender, shall be held in trust by Subordinated Lender for the benefit of Senior Lenders, and shall be promptly paid over to Agent for the benefit of Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until all of the Senior Loans are Paid in Full.

2.5. Agreement Not to Contest; Subordination of any Liens and Security Interests; Agreement to Release any Liens.

(a) Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans. Subordinated Lender hereby acknowledges and agrees that, except for the Subordinated Lender Lien, none of the Subordinated Debt nor any portion thereof is, as of the date hereof or at any time in the future shall be, unless in compliance with Section 3.2(iii)), secured by any lien or security interest in any equity interests in any Credit Party or any other asset of a Credit Party, or guaranteed by any entity other than Parent, any other Credit Party or any subsidiary thereof. Without limiting the foregoing, until the Senior Loans have been Paid in Full, all liens and security interests of Subordinated Lender in the Collateral (including any Subordinated Lender Lien) shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders’ liens and security interests to be perfected; provided, however, that each of the parties hereto acknowledges and agrees that, except for the Subordinated Lender Lien and other Liens granted in compliance with Section 3.2(iii), the existence of any lien or security interest of Subordinated Lender would constitute an automatic and immediate Event of Default (as defined in the Senior Loan Agreement) and a breach of this Agreement. As such, in the event that (a) any lien or security interest arises in favor of Subordinated Lender on any property other than a Subordinated Lender Lien in accordance with this Section 2.5 or a Lien subject to compliance with Section 3.2(iii), and (b) otherwise immediately upon Agent’s request in connection with (i) any sale of Collateral consented to by both the Senior Lenders and the Subordinated Lender (it being understood that no consent of Subordinated Lender shall be required in connection with any sale of Collateral either expressly permitted under the Subordinated Note Agreement or taken in connection with the exercise of any enforcement action or remedies by Senior Lenders during the existence of any Event of Default (as such term defined in the Senior Loan Agreement), or (ii) any UCC foreclosure sale conducted by the Agent or Senior Lenders), Subordinated Lender shall (or shall cause its agent to) promptly execute, deliver to Agent and/or file such termination statements and releases as Agent shall reasonably request to effect the release of such liens and security interests of Subordinated Lender in any such property or Collateral (provided, however such liens and security interests of Subordinated Lender shall attach to the proceeds thereof, which shall be applied in accordance with

Section 2.7(a) hereof). In furtherance of the foregoing, Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or otherwise, to execute, deliver and/or file any such lien release with respect to any lien on any such Collateral to the extent such release required to be given by Subordinated Lender pursuant to the immediately preceding sentence in this Section 2.5.

(b)To the extent Agent holds any possessory Collateral, Subordinated Lender hereby appoints the Agent as its agent and the Agent hereby agrees to act as agent and bailee for Subordinated Lender solely for the purpose of perfecting Subordinated Lender’s security interests in and on any of the Collateral which may now or hereafter be in the possession or control of the Agent (including any deposit or securities accounts and any cash or securities collateral on deposit with, in the possession of, or subject to any control agreement in favor of, Agent); provided, further, that Agent makes no representation or warranty that any such possession or control of Collateral by the Agent is sufficient to effect such perfection of Subordinated Lender’s security interests in and on any of the Collateral. Subordinated Lender hereby waives and releases the Agent from all claims and liabilities arising exclusively pursuant to the Agent’s role as agent or bailee with respect to the Collateral. Each Credit Party agrees that to the extent the Agent or Subordinated Lender is in possession or control of any Collateral, (i) the Agent is hereby authorized to and may turn over to Subordinated Lender upon request therefor any such Collateral after all the Senior Loans have been Paid in Full, and (ii) Subordinated Lender is authorized to turn over any such Collateral to Agent or Senior Lenders at any time prior to the Payment in Full of the Senior Loans.

(c)To the extent Subordinated Lender holds any possessory Collateral, Agent hereby appoints the Subordinated Lender as its agent and the Subordinated Lender hereby agrees to act as agent and bailee for Agent (for its the benefit of itself and the Senior Lenders) solely for the purpose of perfecting Agent’s security interests in and on any of the Collateral which may now or hereafter be in the possession or control of the Subordinated Lender (including any deposit or securities accounts and any cash or securities collateral on deposit with, in the possession of, or subject to any control agreement in favor of, Subordinated Lender); provided, further, that Subordinated Lender makes no representation or warranty that any such possession or control of Collateral by the Subordinated Lender is sufficient to effect such perfection of Agent’s security interests in and on any of the Collateral. Agent hereby waives and releases the Subordinated Lender from all claims and liabilities arising exclusively pursuant to the Subordinated Lender’s role as agent or bailee with respect to the Collateral. Each Credit Party agrees that to the extent the Subordinated Lender or Agent is in possession or control of any Collateral, (i) the Subordinated Lender is hereby authorized to and may turn over to Agent upon request therefor any such Collateral after all the Senior Loans have been Paid in Full, and (ii) Agent is authorized to turn over any such Collateral to Subordinated Lender or Senior Lenders at any time prior to the Payment in Full of the Senior Loans.

2.6. Agent to be First of Record. Until such time that Senior Lenders have been Paid in Full, Agent shall have a first priority perfected security interest in the Collateral, as evidenced by the order of recorded UCC financing statements on record against Company.

2.7 Application of Proceeds from Sale or other Disposition of the Collateral; Agreement to Release Liens.

(a) In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents (as in effect on the date hereof) until such time as the Senior Loans are Paid in Full, provided that during the occurrence of any Event of Default (as such term defined in the Senior Loan Agreement) proceeds of Collateral shall be applied in the following order of priority:

(i)

first, to the payment of costs and expenses of the Agent in connection with the exercise of rights and remedies under the Senior Loan Documents and to the payment or discharge or cash collateralization of the Senior Loans in accordance with the Senior Loans until such time as the Senior Loans are Paid in Full;

(ii)	second, to the Subordinated Debt in such order as specified in the applicable Subordinated Debt Documents until the Subordinated Debt is Paid in Full; and
(iii)	third, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct or as may otherwise be required by applicable law.

(b) Without affecting the rights of Agent or Senior Lenders under this Agreement, Subordinated Lender agrees and consents that any Collateral securing the Subordinated Debt, in whole or in part, may be exchanged, sold or surrendered by Agent for other Collateral as it may deem advisable, and that any balance or balances of funds with Agent at any time outstanding to the credit of Credit Parties may, from time to time, in whole or in part, be surrendered or released by Agent as it may deem advisable, provided however that (i) if no Event of Default (as defined in the Senior Loan Agreement) exists, only to the extent such sale, exchange or transfer is expressly permitted under the Subordinated Note Documents or consented to in writing by Subordinated Lender, and (ii) if an Event of Default (as defined in the Senior Loan Agreement) exists, to the extent such sale, exchange or transfer is taken in connection with the exercise of any enforcement action or remedies by Senior Lenders during the pendency of such Event of Default; provided that in all cases Subordinated Lender’s Lien shall continue to apply to the proceeds thereof and such proceeds of such sale received by any of the Senior Lenders shall be applied in accordance with Section 2.7(a). In the event that Agent has determined to enforce its rights against any Collateral (including any sale, discounting or settlement by compromise of all or any portion of the Collateral), then upon Agent’s request, Subordinated Lender shall promptly execute and/or deliver to Agent such termination statements and releases as Agent may reasonably request to effect the release of the liens and security interests of Subordinated Lender (including the Subordinated Lender Lien) in any such Collateral (provided, however such liens and security interests of Subordinated Lender may attach to the proceeds thereof, which shall be applied in accordance with Section 2.7(a)). In furtherance of the foregoing, Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or otherwise, to execute, deliver and/or file any release document or instrument which Subordinated Lender may be required to execute, deliver and/or file pursuant to this subsection 2.7(b).

2.8. Sale, Transfer or other Disposition of Subordinated Debt. Subordinated Lender shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless the transferee has been bound to the same terms and conditions of this Agreement as the Subordinated Lender.

2.9. Legends. Until the termination of this Agreement in accordance with Section 8 hereof, Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Note or each other each Subordinated Debt Document evidencing or securing any of the Subordinated Loans the following legend:

“The indebtedness and securities evidenced hereby are subordinated in accordance with and subject to the terms of that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of January 25, 2017, by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Subordinated Lender”), Staffing 360 Solutions, Inc., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Senior Agent”) for the Senior Lenders (as defined in the Subordination Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.10. Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Credit Party, the following provisions shall apply until the Senior Loans have been Paid in Full:

(a) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until all of the Senior Loans are Paid in Full. Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Lender also irrevocably authorizes and empowers Agent, in the name of Subordinated Lender, to demand, sue for, collect and receive any and all such Distributions.

(b) Subordinated Lender agrees that Agent may consent to the use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as Agent, in its sole discretion, may decide and, in connection therewith, any Credit Party may grant to Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Credit Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Lender on the property of any Credit Party in each case, to the extent that the principal amount of the Senior Loans plus principal the amount of any such financing provided during the Proceeding does not at any time exceed the Senior Debt Cap. Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Loans free and clear of security interests, liens or other claims of Subordinated Lender under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent has consented to such sale or disposition; provided that Subordinated Lender’s Lien shall on any such Collateral continue to apply to the proceeds from such sale or disposition and such proceeds of such sale received by any of the Senior Lenders shall be applied in accordance with Section 2.7(a). Subordinated Lender agrees not to assert any right it may have to “adequate protection” of Subordinated Lender’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Subordinated Lender waives any claim it may now or hereafter have arising out of Agent's election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any

Credit Party, as debtor in possession. Subordinated Lender further agrees that it will not seek to participate or participate on any creditor's committee without Agent's prior written consent.

(c) Subordinated Lender agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Lender promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Lender to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the Subordinated Lender shall not be entitled to change or withdraw such vote, and solely for purposes of exercising such voting rights. Subordinated Lender hereby assigns to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of Subordinated Lender under such claims.

(d) The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Lender even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

3. Modifications.

3.1. Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lender, without incurring liability to Subordinated Lender and without impairing or releasing the obligations of Subordinated Lender under this Agreement, (a) change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans, or (b) increase or decrease the amount of the Senior Loans; provided, however, that in no event shall the aggregate outstanding principal amount due under the Senior Loans exceed the Senior Debt Cap, or (c) amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans, or (d) accept collateral security or guaranties for the Senior Loans and sell, exchange, fail to perfect, release or otherwise deal with all or any part of any such collateral or guaranties, (e) release any party primarily or secondarily obligated on the Senior Loans, (f) grant indulgences and take or refrain from taking any action with regard to the collection or enforcement of the Senior Loans, and (g) take any action which might otherwise constitute a defense to or a discharge of any Credit Party; provided however that that no such amendment or modification shall do any of the following without the prior written consent of the Subordinated Lender:

(i) result in an outstanding principal amount of, without duplication, Senior Loans in the aggregate in excess of the Senior Cap;

(ii) increase the interest rate or yield provisions applicable to the Senior Loans by more than 4.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate or (B) resulting from the accrual of interest at the default rate of interest (as calculated in the Senior Loan Documents as of the date hereof);

(iii) extend by more than one (1) year the scheduled maturity date or facility termination date of any loan or extension of credit or credit facility provided for in the Senior Loan Documents beyond the scheduled final maturity and/or termination date, as applicable, set forth in the Senior Loan Documents as in effect on the date hereof; or

(iv) change any covenant, default or event of default (including the addition of any covenant, default or event of default not contained in the Senior Loan Documents as in effect on the date hereof) to restrict the payment of any Subordinated Indebtedness (other than as a result of a Senior Default that arises) that would otherwise be permitted hereunder or under the Senior Debt Documents as in effect on the date hereof (for the avoidance of doubt, however, nothing in this Section 3.1 or otherwise shall (A) limit the Senior Lenders’ right to modify advance rates, sub-limits, borrowing base components, eligibility criteria or reserves, or provide for special advances, overadvances, protective advances and other changes that would increase (subject to the limitations in clause (i) above) or decrease the amount of credit available under Senior Loan Agreement, or (B) give the Subordinated Lender any rights in or under, or make the Subordinated Lender a third party beneficiary of, the Senior Loan Documents).

3.2.Modifications to Subordinated Debt Documents. Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Lender shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the terms of the Subordinated Debt or the Subordinated Debt Documents if such amendment, modification or supplement would:

(i) increase the principal amount or interest rate of the Subordinated Debt (including, without limitation, any such amendment or modification which increases the default rate of interest of the Subordinated Indebtedness or increases the portion of interest that is required to be paid in cash) other than as set forth in the Subordinated Note Documents in effect on the date hereof (for the avoidance of doubt, it being understood that any increase in interest resulting from the accrual of interest at the default rate of interest as calculated in the Subordinated Note Documents as of the date hereof does not require consent of Agent),

(ii) add any fees not permitted by the terms of the Subordinated Debt Documents as in effect on the date hereof,

(iii) add any additional collateral, guarantees, sureties or security of any kind (unless (A) the Senior Lenders have a Lien in such additional collateral or security and the Lien of the Subordinated Lenders with respect thereto are subject to the provisions of this Agreement or (B) the Senior Lenders have obtained such guarantees or sureties with respect to the Senior Loans and the rights and remedies of the Subordinated Lenders with respect thereto are subject to the provisions of this Agreement),

(iv) change the principal or interest payment terms thereunder (other than any extension of maturity or postponement of payment or accrual of deferred interest on the Subordinated Note),

(v) change, add or impose on any Credit Party any representations, warranties, covenants, defaults, events of default, or other provisions that are more restrictive or burdensome to such Credit Party than the terms and provisions of the Subordinated Debt Documents as in effect on the date of this Agreement, except that the Subordinated Debt Documents shall be permitted to be so amended, restated, amended and restated, supplemented or otherwise modified to the extent that the corresponding provisions of the Senior Debt Documents shall have been so amended, restated, amended and restated, supplemented or otherwise modified; provided that any corresponding baskets or financial levels or ratios shall be set at levels that provide a cushion to the Borrowers consistent with the cushions applicable to baskets and financial levels and ratios as between the Senior Credit Agreement and the Subordinated Credit Agreement as of the date hereof (if any),

(vi) changes any redemption or prepayment provisions so as to require any new payments or accelerate or increase any existing payments or shorten the maturity of the Subordinated Debt. For the sake of clarity, the foregoing restrictions shall not prohibit the Subordinated Lender from either charging non cash PIK interest, requesting or receiving any Conversion Shares, or permitting the same to accrue, in each case, with respect to the Subordinated Debt in accordance with the Subordinated Note Documents or instituting a default rate of interest in accordance with the terms of the Subordinated Note Documents, or (vii) contravene the provisions of this Agreement.

Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply Agent’s or Senior Lenders’ consent to any Subordinated Debt Document which grants a lien upon any of the Collateral (other than the Subordinated Lender Lien).

4. Waiver of Certain Rights by Subordinated Lender.

4.1. Marshaling. Subordinated Lender hereby waives, prior to the Payment in Full of the Senior Loans, any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Credit Party or any guarantor of the Senior Loans for the benefit of Subordinated Lender.

4.2. Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Lender hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Loan Documents to the Senior Loans, except to the extent such application otherwise would violate the express terms of this Agreement (including, without limitation, the application of payment provisions in Sections 2.5, 2.7(a), and 2.10(b) of this Agreement), and (b) except to the extent provided in Section 2.5(b), that Agent has not assumed any obligation to act as the agent for Subordinated Lender with respect to the Collateral.

4.3. Rights Relating to Disclosures. Subordinated Lender hereby agrees that Senior Lenders has not assumed any obligation or duty to disclose information regarding any Credit Party or the Senior Loans to Subordinated Lender, and Senior Lenders shall have no special or fiduciary relationship to Subordinated Lender. Subordinated Lender hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5. Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6. Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Lender to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Continuing Agreement. This Agreement is a continuing agreement and will remain in full force and effect until all of the obligations under the Senior Loan Documents have been Paid in Full, subject tto reinstatement as provided for below, and without limiting any claim or cause of action that may have arisen against the Subordinated Lender under the terms of this Agreement or applicable law prior to the date of termination. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any claim or demand for indemnification or payment with respect thereto has been made or payment of all or any part of the Senior Loans is rescinded or must otherwise be returned by Agent and/or Senior Lenders upon any Proceeding with respect to any Credit Party or otherwise, all as though such payment had not been made.

9. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Agent at:

c/o MidCap Financial Services, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, MD  20814

Attention:  Portfolio Management – Staffing 360 transaction

Facsimile:  (301) 941-1450

with a copy to:

c/o MidCap Financial Services, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, MD  20814

Attention:  General Counsel

Facsimile:  (301) 941-1450

If to Parent or any other Credit Party, at:

c/o Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, NY 10022

Attention:  David Faiman

Facsimile:  (509) 694-8692

If to Subordinated Lender, at:

the address set forth on the signature pages attached hereto.

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Lender and the Credit Parties; provided, however, that neither Subordinated Lender nor any Credit Party may assign this Agreement in whole or in part without the prior written consent of Agent, unless in the case of Subordinated Lender only unless the transferee has been bound to the same terms and conditions of this Agreement as the Subordinated Lender.   Senior Lenders may, from time to time, without notice to Subordinated Lender, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers or representatives, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time.  No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers or representatives of each party to this Agreement.

12. CONSENT TO JURISDICTION. SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS

AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SUBORDINATED LENDER, EACH CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUBORDINATED LENDER OR EACH CREDIT PARTY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES AGREES THAT SENIOR LENDERS’ COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY SENIOR LENDERS, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

13. WAIVER OF JURY TRIAL. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES, AGENT AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES, AGENT AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES, AGENT AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14. Subordinated Lender Purchase Option.

14.1 Agent agrees that it shall give Subordinated Lender written notice of any proposed demand by Agent or any other Senior Lenders with respect to any portion of the Senior Loans outstanding under the Senior Loan Agreement and the other Senior Loan Documents, any proposed acceleration of the maturity of the Senior Loans or any proposed exercise of any other remedies or any proposed taking of any enforcement action against the Collateral or any the Credit Parties (including, without limitation, any proposed private or public foreclosure sale in respect of all or any portion of the Collateral securing the Senior Loans) (each a “Demand/Exercise Event”):  (a) in the absence of an Exigent Circumstance (as defined below), not less than two (2) Business Days prior to such demand or the issuance of such foreclosure notice or taking of any of enforcement action or the exercise of any other remedies (each referred to herein as a “Senior Enforcement Action”); or (b) if, in the judgment of Agent, Exigent Circumstances exist, concurrently with or as promptly as reasonably practicable after the taking of such action; provided, however, that the Agent’s failure to provide the notice of a Senior Enforcement Action to the Subordinated Lender shall not impair any of the Agent’s rights hereunder or under the Senior  Loan Agreement and the other Senior Loan Documents as against the Credit Parties, provided, further that it shall not impair the Subordinated Lender’s remedies with respect to any such violation for failure to send such notice.  As used herein, “Exigent Circumstance” shall mean an event or circumstance that in the judgment of Agent imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of the Credit Parties after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

14.2 Upon the occurrence and during the continuance of an Senior Event of Default, Subordinated Lender shall have the option at any time upon five (5) Business Days’ prior written notice (the “Buy-Out Notice”) from Subordinated Lender to Agent to purchase (at par and without discount) all (but not less than all) of the Senior Loans outstanding under the Senior Loan Agreement and the other Senior Loan Documents from the Senior Lenders (other than any rights to indemnification that any Senior Lender has against any Credit Party under any Senior Loan Agreement or other Senior Loan Document as to matters and circumstances (“Indemnifiable Matters”) whether known or unknown to Subordinated Lender on the closing date of such purchase, which may result in any loss, cost, damage or expense (including reasonable attorneys’ fees and expenses)) for the purchase price specified below.  Any Buy-Out Notice given by Subordinated Lender to Agent shall be irrevocable.

14.3 On the closing date (the “Purchase Option Closing Date”) specified by Subordinated Lender in the Buy-Out Notice (which shall not be less than five (5) Business Days, nor more than fifteen (15) days, after the receipt by Agent on behalf of the Senior Lenders of the Buy-Out Notice), the Senior Lenders shall (a) sell to the Subordinated Lender, and Subordinated Lender shall purchase from the Senior Lenders, all (but not less than all) of the Senior Loans (other than non-asserted Indemnifiable Matters) outstanding under the Senior Loan Agreement and the other Senior Loan Documents and held by the Senior Lenders, including any and all prepayment fees or premium and Indemnifiable Matters asserted as of the Purchase Option Closing Date and (b) the Agent and the Senior Lenders shall assign to the Subordinated Lender (or its designee) all of their rights and interests under the Senior Loan Documents (including all rights and interests with respect to the Collateral securing the Senior Loans (other than unasserted Indemnifiable Matters as of the Purchase Option Closing Date) in accordance with the terms and conditions of this Section 14.

14.4 On the Purchase Option Closing Date, Subordinated Lender shall (i) pay to Agent for the ratable benefit of the Senior Lenders as the purchase price for sale and assignment contemplated by Section 14.2, in immediately available funds the full amount of all Senior Loans (at par and without discount) then outstanding and unpaid under the Senior Loan Agreement and the other Senior Loan Documents (including outstanding principal, accrued and unpaid interest, fees and expenses, including (A) any prepayment fees or premium specified in the Senior Loan Agreement or any other Senior Loan Documents and (B) any Indemnifiable Matters asserted as of the Purchase Option Closing Date, in each case on a dollar for dollar basis), and (ii) furnish such amount of cash collateral in immediately available funds as the Agent determines is reasonably necessary to secure Senior Lender in connection with any issued and outstanding letters of credit issued under the Senior Loan Agreement but not, in any event, in an amount greater than 110% of the aggregate undrawn amount of all such outstanding letters of credit (and any excess of such cash collateral for such letters of credit remaining at such time when there are no longer any such letters of credit outstanding and there are no unreimbursed amounts then owing in respect of such drawings under such letters of credit shall be promptly paid over to the Subordinated Lender), and Agent and Senior Lenders execute and delivery to the Subordinated Lender (or its designee) a written assignment agreement in form mutually satisfactory to Agent, Senior Lenders and the Subordinated Lender evidencing the assignment by Agent and Senior Lenders all of their rights with respect to the Senior Loans so purchased and the Senior Loan Documents.  Such purchase price shall be remitted by wire transfer in federal funds to such bank account of Agent as Agent (individually or on behalf of such

Senior Lender) may designate in writing to Subordinated Lender for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Subordinated Lender to the bank account designated by Agent for the benefit of Lenders are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Subordinated Lender to the bank account designated by Agent are received in such bank account later than 1:00 p.m., New York City time.

14.5 Such purchase shall be expressly made without representation or warranty of any kind by Agent or any of the Senior Lenders as to any of the Senior Loans or otherwise and without recourse to Agent or any of the Senior Lenders, except that each Senior Lender shall represent and warrant:  (i) the amount of the Senior Loans being purchased from such Senior, (ii) that such Senior Lender owns such Senior Loans being sold by it and has not created any Lien on any such Senior Loans, (iii) that such Senior Lender has the right to assign such Senior Loans being assigned by it and the assignment is duly authorized, and (iv) Agent is the current collateral agent and administrative agent under the Senior Loan Documents and has not resigned or assigned its rights, duties or obligations as such to any other person or entity.

14.6 Upon the delivery by Agent to Subordinated Lender of a notice of Demand/Exercise Event, Agent and Senior Lenders will forbear from instituting judicial proceedings or otherwise pursuing collection of the Senior Loans, foreclosing on any lien or security interest on any of the Collateral or from taking any other Senior Enforcement Action (other than actions taken by Agent in connection with the collection of accounts receivable through lockbox or blocked account arrangements, regardless of whether such collection occurs prior to or following any Senior Event of Default), until the earlier of (i) the second Business Day following the date of such delivery if a Buy-Out Notice then shall not have been delivered to Agent on or before such second Business Day or (ii) after delivery of a Buy-Out Notice to Agent, the fifteenth day following the date of the delivery of such Buy-Out Notice if the purchase and sale of the Senior Loans contemplated by Section 14.2 hereof pursuant to such Buy-Out Notice and this Section 14 shall have not occurred on or before such fifteenth day; provided, however, that nothing herein is intended to or shall restrict Agent’s collection rights under Section 9-607 of the UCC with respect to the proceeds of Collateral, including, without limitation, the collection and application of proceeds of Accounts. Nothing in this Agreement, however, shall limit Agent’s rights under the Senior Loan Documents to require that the Credit Parties cause Account Debtors to make payments to a lockbox or to a blocked account or that proceeds of Collateral be deposited in or remitted to a blocked account and to apply such proceeds to the Senior Loans.

14.7 Each Credit Party hereby consents to any assignment to the Subordinated Lender set forth in this Section 14.

15. Miscellaneous.

15.1. Conflict. Subject to the applicable provisions of Section 15.6, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

15.2. Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.3. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page to this Agreement shall bind the parties hereto.

15.4. Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.5. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Maryland, without regard to conflicts of law principles.

15.6. Relative Rights. This Agreement shall define the relative rights of Senior Lenders and Subordinated Lender.  Nothing in this Agreement shall (a) impair, as between the Credit Parties and Senior Lenders, on the one hand, and the Credit Parties and the Subordinated Lender on the other hand, the obligation of the Credit Parties with respect to the payment of the Senior Loans and the Subordinated Debt and performance of their obligations under the Senior Loan Documents and the Subordinated Note Documents, respectively, in accordance with their respective terms, or (b) affect the relative rights of Senior Lenders or Subordinated Lender with respect to any other creditors of the Credit Parties..

15.7. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT:

MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

By:       Apollo Capital Management, L.P.,

            its investment manager

By:       Apollo Capital Management GP, LLC,

its general partner

By:    /s/ Maurice Amsellem (SEAL)

Name:  Maurice Amsellem

Title:    Authorized Signatory

Agent’s Signature Page to Subordination Agreement

SUBORDINATED LENDER:

JACKSON INVESTMENT GROUP, LLC

By:    /s/ Douglas B. Kline (SEAL)

Name:  Douglas B. Kline

Title:  Chief Financial Officer

Address for Notice to Subordinated Lender:

Jackson Investment Group, LLC

2655 Northwinds Parkway

Alpharetta, Georgia 30009

Attn:  Richard L. Jackson

Telecopy Number:   678-495-5356

Telephone Number: 770-643-5605

with a copy to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, N.E.

Atlanta, GA 30309

Attn:  David Stockton, Esq.

Telecopy Number:  (404) 815-541-3402

Telephone Number:  (404) 815-6444

Subordinated Lender’s Signature Page to Subordination Agreement

PARENT:

STAFFING 360 SOLUTIONS, INC., a Nevada corporation

By:   /s/ Brendan Flood (Seal)

Name:  Brendan Flood
Title:  Executive Chairman

SUBSIDIARIES:

MONROE STAFFING SERVICES, LLC, a Delaware limited liability company

By:   /s/ Brendan Flood (Seal)

Name:  Brendan Flood
Title:  Executive Chairman

PEOPLESERVE, INC., a Massachusetts corporation

By:   /s/ Brendan Flood (Seal)

Name:  Brendan Flood
Title:  Executive Chairman

FARO RECRUITMENT AMERICA, INC., a New York corporation

By:   /s/ Brendan Flood (Seal)

Name:  Brendan Flood
Title:  Executive Chairman

LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation

By:   /s/ David Faiman (Seal)

Name:  David Faiman
Title:  Treasurer, Secretary and Clerk

PEOPLESERVE PRS, INC., a Massachusetts corporation

By:   /s/ Brendan Flood (Seal)

Name:  Brendan Flood
Title:  Executive Chairman

Credit Parties’ Signature Page to Subordination Agreement